Exhibit 8.1

LIST OF OCEAN RIG UDW INC. SUBSIDIAIRES

Name of Subsidiary	Jurisdiction of Incorporation
Drill Rigs Holdings Inc.	Marshall Islands
Ocean Rig 1 Shareholders Inc.	Marshall Islands
Ocean Rig 1 Inc.	Marshall Islands
Ocean Rig 2 Shareholders Inc	Marshall Islands
Ocean Rig 2 Inc.	Marshall Islands
Drill Rigs Operations Inc.	Marshall Islands
Drillships Holdings Inc.	Marshall Islands
Drillship Hydra Shareholders Inc.	Marshall Islands
Drillship Hydra Owners Inc.	Marshall Islands
Drillship Paros Shareholders Inc.	Marshall Islands
Drillship Paros Owners Inc.	Marshall Islands
Drillships Holdings Operations Inc.	Marshall Islands
Drillships Investment Inc.	Marshall Islands
Kithira Shareholders Inc.	Marshall Islands
Drillship Kithira Owners Inc.	Marshall Islands
Skopelos Shareholders Inc.	Marshall Islands
Drillship Skopelos Owners Inc.	Marshall Islands
Drillships Investment Operations Inc.	Marshall Islands
Ocean Rig Cuanza Operations Inc.	Marshall Islands
Drillships Ocean Ventures Inc.	Marshall Islands
Drillship Skiathos Shareholders Inc.	Marshall Islands
Drillship Skiathos Owners Inc.	Marshall Islands
Drillship Skyros Shareholders Inc.	Marshall Islands
Drillship Skyros Owners Inc.	Marshall Islands
Drillship Kythnos Shareholders Inc.	Marshall Islands
Drillship Kythnos Owners Inc.	Marshall Islands
Drillships Ocean Ventures Operations Inc.	Marshall Islands
Ocean Rig Cubango Operations Inc.	Marshall Islands
Ocean Rig Operations Inc.	Marshall Islands
Drillships Financing Holding Inc.	Marshall Islands
Agon Shipping Inc.	Marshall Islands
Ocean Rig Global Chartering Inc.	Marshall Islands
Drillship Alonissos Shareholders Inc.	Marshall Islands
Drillship Alonissos Owners Inc.	Marshall Islands
Ocean Rig Management Inc.	Marshall Islands
Eastern Med Consultants Inc.	Marshall Islands
Ocean Rig Black Sea Cooperatief U.A.	Netherlands
Ocean Rig Black Sea Operations B.V.	Netherlands
Ocean Rig Drilling Operations Cooperatief U.A.	Netherlands
Ocean Rig Drilling Operations B.V.	Netherlands
Ocean Rig Block 33 Brasil Cooperatief U.A.	Netherlands
Ocean Rig Block 33 Brasil B.V.	Netherlands
Ocean Rig Olympia Operations Ghana Limited	Ghana
Primelead Limited	Cyprus
Ocean Rig UDW LLC	U.S.
Drillships Projects Inc.	Delaware, U.S.
Drillship Alonissos Stock Trust	Delaware, U.S.
Ocean Rig Canada Inc.	Canada
Ocean Rig North Sea AS	Norway
Ocean Rig AS	Norway
Olympia Rig Angola Holding S.A.	Angola
Olympia Rig Angola Limitada	Angola
Ocean Rig Deepwater Drilling Limited	Nigeria
Ocean Rig do Brasil Servicos de Petroleo Ltda.	Brazil
Ocean Rig Rio de Janeiro Servicos de Petroleo Ltda.	Brazil
Ocean Rig Offshore Management Limited	Jersey
OR Crewing Limited	Jersey
OCR Falklands Drilling Inc.	Marshall Islands
Drillships Ventures Projects Inc.	Delaware, U.S.
Drillship Santorini Shareholders Inc.	Marshall Islands
Drillship Santorini Owners Inc.	Marshall Islands
Drillship Crete Shareholders Inc.	Marshall Islands
Drillship Crete Owners Inc.	Marshall Islands
Drillship Amorgos Shareholders Inc.	Marshall Islands
Drillship Amorgos Owners Inc.	Marshall Islands
OR Benguela Operations Inc.	Marshall Islands
Ocean Rig Investments Inc.	Marshall Islands
OR Norge Operations Inc.	Marshall Islands
Ocean Rig Management Services Inc.	Marshall Islands
Ocean Rig Cayman Management Services SEZC Limited	Cayman Islands
Ship Investment Ocean Holdings Inc.	Marshall Islands
Kalambo Operations Inc.	Marshall Islands
Sub-Saharan Drilling Inc.	Marshall Islands